Exhibit 10.29.3

THIRD AMENDMENT TO

THE TRAVEL & LIFESTYLE SERVICES OPERATING AGREEMENT

This. Third Amendment (this "Amendment"), effective as of March 29, 2019 (the "Amendment. Effective Date"), by and between GBT III B.V., a private company with limited liability organized under the laws of the Netherlands ("GBT Holdco"), and American. Express Travel Related Services Company, Inc., a corporation organized under the laws of the State of New York ("Amex"), amends the Travel & Lifestyle Services Operating Agreement, dated as of June 30, 2014, as previously amended-by the First Amendment to the Travel & Lifestyle Services Operating Agreement, effective as of January 1, 2015, and by the Second Amendment to the Travel & Lifestyle Services Operating Agreement, effective as of December 31, 2018 (as such agreement may be further amended from time to time, the "TLOA") by and between GHT Holdco and Amex. Capitalized terms used but not defined herein shall have-the respective meanings set forth in the Agreement.

WHEREAS, the Parties desire to amend the TLOA to extend the Expiration Date in accordance with Section 8.02 of the TLOA as set forth below.

NOW, THEREFORE, in consideration of-the mutual agreements set forth herein, and intending to be legally bound; the parties hereto agree as follows:

1.            Term and Renewal. Section 6.01A(ii) of the TLOA is hereby amended and restated in its entirety as follows:

"(ii) either Party provides written notice of non-renewal to the other Party at least five (5) months prior to the expiration of the Initial Term or any Renewal Term, as applicable.".

2.            Miscellaneous. Except as specifically stated in this Amendment, the Agreement, as amended, remains in full force and effect and is not modified or amended hereby and no rights or remedies thereunder are waived hereby; This Amendment may be executed in one or more counterparts, and by the Parties in separate counterparts, each of which, when executed, shall be deemed to be an original, but all of which taken together shall constitute one and the same agreement. Electronic delivery of an executed counterpart of a signature page to this Amendment shall be effective as delivery of a manually executed counterpart of this Amendment.

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IN WITNESS WHEREOF,GBT Holdco and Amex have caused this amendment to be executed and delivered as of the date and year first set forth above.

GBT III B.V. a Netherlands private company with limited liability

By:	/s/ Eric J. Bock
Name: Eric J. Bock
Title: Chief Legal Officer

AMERICAN EXPRESS TRAVEL RELATED SERVICES COMPANY, INC., a New York corporation.

By:	/s/ Timothy Creber
Name: Timothy Creber
Title: VP, American Express

Signature Page to Third Amendment to the Travel & Lifestyle Services Operating Agreement